                                                                     EXHIBIT 4.1


                           [FORM OF STOCK CERTIFICATE]

                             [FRONT OF CERTIFICATE]






COMMON STOCK                                                [CERTIFICATE NUMBER]
($.01 PAR VALUE PER SHARE)                               SEE REVERSE FOR CERTAIN
       SHARES                                        DEFINITIONS AND LIMITATIONS
-------                                                      CUSIP NO. 45102F108


                           ICARUS INTERNATIONAL, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND




                  This certifies that             is the owner of
            fully paid and non-assessable shares of the Common Stock, $.01 par value per share, of ICARUS International, Inc., Rockville, Maryland (the "Corporation"), a corporation organized under the laws of the State of Maryland. The shares evidenced by this Certificate are transferable on the books of the Corporation by the holder of record hereof, in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Corporation's Articles of Incorporation and Bylaws and all amendments thereto. This Certificate is not valid unless countersigned and registered by the Corporation's transfer agent and registrar.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

                  Dated:






/s/ EUNICE E. BLECKER              CORPORATE  /s/ HERBERT G. BLECKER
---------------------------------  SEAL       ----------------------------------
Secretary                          MARYLAND   President
                                   1997


                         COUNTERSIGNED AND REGISTERED
                        REGISTRAR AND TRANSFER COMPANY
                         TRANSFER AGENT AND REGISTRAR

                        By
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                        [FORM OF BACK OF CERTIFICATE]

                          ICARUS INTERNATIONAL, INC.
                             Rockville, Maryland

         The shares represented by this Certificate are subject to limitations and restrictions as set forth in the Articles of Incorporation ("Articles") and Bylaws ("Bylaws") of the Corporation as from time to time amended. The Articles are on file in the office of the Maryland Department of Assessments and Taxation, Baltimore, Maryland, and the Articles and the Bylaws are on file with the Secretary of the Corporation at the Corporation's executive offices. The Articles of the Corporation authorize the Corporation to issue more than one class of stock, including classes of preferred stock, which may be issued in one or more series. The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class of stock authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM -  as tenants in common                              UNIF GIFT MIN ACT -____________Custodian -____________
TEN ENT -  as tenants by the entireties                                           (Cust)                 (Minor)
JT TEN  -  as joint tenants with right of                                     under Uniform Gifts to Minors
           survivorship and not as tenants                                       Act__________________
           in common                                                                      (State)

UNIF TRAN MIN ACT -____________Custodian -____________
                     (Cust)                 (Minor)
                 under Uniform Transfers to Minors
                    Act__________________
                             (State)



         For value received, ___________________ hereby sell, assign and transfer unto ___________________, ________________ Shares of the Common Stock
represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________, Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: ___________________

                                              ----------------------------------
                                              NOTICE: THE SIGNATURE(S) TO
                                              THIS ASSIGNMENT MUST
                                              CORRESPOND WITH THE NAME(S)
                                              AS WRITTEN UPON THE FACE OF
                                              THE CERTIFICATE IN EVERY
                                              PARTICULAR, WITHOUT ENLARGEMENT
                                              OR ANY CHANGE WHATEVER.


--------------------------------
Signature(s) must be guaranteed
by a commercial bank or trust
company or a member firm of
a major stock exchange.